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                                                                   EXHIBIT 10(e)

                         COLUMBIA BANKING SYSTEM, INC.
                                   [401 PLUS]
                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                            PURPOSE; EFFECTIVE DATE


     The purpose of this Deferred Compensation Plan ("Plan") is to provide a means for Directors and certain key employees of Columbia Banking System, Inc. and its subsidiaries ("Company") to defer future compensation for retirement and to allow the Company to augment those deferrals. It is intended that the Plan will aid in retaining and attracting Directors and employees of exceptional ability by providing such individuals with these benefits. This Plan is effective April 1, 1995.

                                   ARTICLE II

                                  DEFINITIONS

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1 ACCOUNTS the records maintained by the Company for each Participant in accordance with Article IV with respect to any deferral of Compensation and 401(k) Augmentation pursuant to this Plan.

     2.2 BENEFICIARY means the person, persons or entity entitled under Article VI to receive any Plan Benefits payable after a Participant's death.

     2.3  BOARD means the Board of Directors of the Columbia Banking System,
Inc.

     2.4  CHANGE IN CONTROL.  A "Change In Control" shall occur:

          (a) upon the Company's knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities; or

          (b) upon the first purchase of the common stock of the Company pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

          (c) upon the approval by the stockholders of the Company of a merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding securities), a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company; or

          (d) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the stockholders of the Company of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

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     2.5   CODE means the Internal Revenue Code of 1986, as amended.

     2.6   COMMITTEE means the Compensation Committee appointed by the Board.

     2.7 COMPANY means Columbia Banking System, Inc., a Washington corporation, its subsidiaries and also any other entity affiliated with the Company as may be designed by the Board.

     2.8 COMPENSATION in the case of an Employee-Participant means the salary and bonuses paid to such Participant by the Company during the calendar year and considered to be "wages" for purposes of federal income tax withholding, calculated before reduction for any amounts deferred pursuant to this Plan or the 401(k) Plan. "Compensation" in the case of a Director-Participant means the retainer, meeting and committee fees paid to such Participant by the Company during the calendar year, with respect to duties performed as a member of the Board, before reduction for any amounts deferred pursuant to this Plan. Compensation does not include expense reimbursements, or any form of non-cash compensation or benefits.

     2.9 DECLARED RATE means interest credited to an Account at the rate of 100% of the 120-month rolling average of the 10-year treasury note rate, credited as simple interest monthly from the date the Elective Deferred Compensation would have been paid, and compounded annually as of each December
31. The Declared Rate is established on each October 1 for the next calendar year.

     2.10 DEFERRAL COMMITMENT means a written commitment made by a Participant and submitted to the Committee pursuant to Article III.

     2.11 DEFERRAL PERIOD means the period during which a Participant has elected to defer a portion of his unearned Compensation. The Deferral Period shall be a calendar year, except for the initial Deferral Period which is April 1, 1995 through December 31, 1995.

     2.12  DETERMINATION DATE means the last day of each calendar month.

     2.13 DIRECTOR means a member of the Board, who is not also an employee of the Company.

     2.14 DISABILITY means as defined under the Company's Long Term Disability Plan. The Committee will make a determination of disability based on that definition.

     2.15 EARLY RETIREMENT DATE means the date on which a Participant terminates employment with the Company, if termination occurs on or after age 55 and completion of five years of Credited Service (whichever occurs last), but prior to his Normal Retirement Date.

     2.16 ELECTIVE DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

     2.17  EMPLOYEE means an employee of the Company.

     2.18 FINANCIAL HARDSHIP means an unforeseeable, immediate and heavy financial need of the Participant, determined by the Committee on the basis of information supplied by the Participant in accordance with the "safe-harbor" standards set forth in the applicable treasury regulations promulgated under
Section 401(k) of the Code, or such other standards as are, from time to time, established by the Committee.

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     2.19  401 (k) PLAN means the Columbia Bank 401(k) Plan, a profit-sharing plan established by the Company and qualified under Section 401(a) of the Code, and containing a qualifying Code Section 401(k) arrangement.

     2.20 401(k) AUGMENTATION CONTRIBUTION means the Company contribution credited to the Participant's Account under paragraph 4.4.

     2.21 NORMAL RETIREMENT DATE means the date on which a Participant terminates employment with the Company, if such termination occurs on or after he attains age 65 and completes 10 years of Credited Service (whichever occurs last).

     2.22 PARTICIPANT means any individual who is deferring (or has previously deferred) Compensation in this Plan, and who has not yet received his full Plan Benefit.

     2.23 PAYMENT DATE means the first business day of a calendar month on which a Participant is eligible to commence and elects (or the Committee so elects per the Plan) to commence or receive full payment of his Plan Benefit, and which date is 30 days after the Valuation Date.

     2.24 PLAN BENEFIT means the benefit payable to a Participant as calculated pursuant to Article V.

     2.25 RETIREMENT means an Employee-Participant's termination from employment with the Company, on or following the Participant's Early Retirement Date or Normal Retirement Date, and, in the case of a Director-Participant termination, at any time, of service on the Board.

     2.26 RETIREMENT RATE means interest credited to an Account at the rate of 115% of the Declared Rate.

     2.27 VALUATION DATE means the Determination Date which precedes the Payment Date by 30 days. The Valuation Date must follow the Participant's Retirement or other termination of employment with the Company.

     2.28 YEARS OF CREDITED SERVICE in the case of an Employee-Participant, means the Participant's number of completed calendar years (with more than 6 calendar months counting as 1 year) of employment with the Company. "Years of Credited Service" in the case of a Director-Participant, means the number of months during which the Participant served on the Board for at least 15 days, divided by 12, with any fractional amount in excess of one-half counting as 1 year.

                                  ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

     3.1   ELIGIBILITY AND PARTICIPATION.

          (a) ELIGIBILITY. Eligibility to participate in the Plan is limited to Directors and those key Employees of the Company who are designated, from time to time, by the Committee, as Participants. Where a distinction is appropriate, employees participating are "Employee-Participants" and directors participating are "Director-Participants."

          (b) PARTICIPATION. A Participant may elect to defer unearned Compensation under the Plan with respect to any Deferral Period by submitting a Deferral Commitment to the Committee not later than December 15th of the calendar year immediately preceding the Deferral Period for which the Deferral Commitment is to become effective. The Deferral Commitment shall specify the Participant's Elective Deferred Compensation. No Deferral Commitment under this Plan may be submitted by a Participant or accepted by the Committee as to Compensation already earned at the time of submission.

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          (C) PART-YEAR PARTICIPATION.  In the event that an Employee or
     Director first becomes eligible to participate during a Deferral Period and wishes to defer a portion of his Compensation for such Deferral Period, a Deferral Commitment must be submitted to the Committee no later than 30 days following notification to that individual by the Committee of his eligibility to participate. Any such Deferral Commitments shall be effective only with regard to Compensation earned following the submission thereof to the Committee, and, as to an Employee-Participant, must meet the minimum commitment amount specified in Section 3.2(a).

     3.2 FORM OF DEFERRAL; MINIMUM AND MAXIMUM DEFERRAL. A Deferral Commitment may be made in whole dollar or percentage increments of Compensation and shall specify the pay periods to which the deferral (reduction in pay) will be applied; provided, that deferrals of salary by Employee-Participants must be made uniformly from each pay period for which the Deferral Commitment is in effect. A Deferral Commitment may apply to the following elements of
Compensation:

          (a) SALARY DEFERRAL COMMITMENT. An Employee-Participant may elect to defer any portion of his salary; provided, (i) that the minimum deferral to the Plan must equal or exceed $20,000 (as further described below), and
     (ii) that not more than 50% of salary during a single Deferral Period may be deferred. In satisfying Section 3.2(a)(i) above, the Employee-Participant may make the minimum required $20,000 Deferral Commitment in a single Deferral Period or in consecutive Deferral Periods, not exceeding four, and at a minimum rate of $5,000 per Deferral Period. Once having made the initial Deferral Commitment(s) equaling or exceeding $20,000, the Employee-Participant may make additional Deferral Commitments without regard to the $5,000 minimum amount for a single Deferral Period.

          (b) BONUS DEFERRAL COMMITMENT. An Employee-Participant may elect to defer all or a portion of the bonus amounts to be paid by the Company in the Deferral Period following the calendar year in which the Deferral Commitment is submitted.

          (c) RETAINER FEE DEFERRAL COMMITMENT. A Director-Participant may elect to defer all or any portion of his Board retainer fees (including committee fees) for the Deferral Period following the calendar year in which the Deferral Commitment is submitted.

          (d) MEETING FEE DEFERRAL COMMITMENT. A Director-Participant may elect to defer all or any portion of his Board meeting fees for the Deferral Period following the calendar year in which the Deferral Commitment is submitted.

     3.3 LIMITATION ON DEFERRAL. Notwithstanding Section 3.2, the Committee may increase the minimum deferral amount or impose a maximum deferral amount from time to time by giving written notice to all Participants, provided, however, that no such change may affect a Deferral Commitment made prior to the Committee's action.

     3.4 DURATION, MODIFICATION OF DEFERRAL COMMITMENT. A Deferral Commitment shall be irrevocable for the Deferral Period(s) specified therein, or if no Deferral Period is specified, until timely modified by the Participant prospectively as to the next Deferral Period or such other Deferral Period(s) as specified by the Participant. A Deferral Commitment may not be modified as to the Deferral Period(s) for which it is in effect, except that the Committee may, in its sole discretion, permit a Participant to terminate or reduce the amount of Elective Deferred Compensation under a Deferral Commitment, prospectively as to Compensation not yet earned, upon a finding that the Participant has suffered a Financial Hardship during such Deferral Period.

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                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

     4.1 PARTICIPANT'S ACCOUNT. The amount of the Elective Deferred Compensation and any 401(k) Augmentation shall be credited to the Participant's Account.

     4.2 ELECTIVE DEFERRED COMPENSATION. A Participant's Elective Deferred Compensation shall be credited to the Participant's Account at the same time as the corresponding non-deferred portion of his Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to Elective Deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's non-deferred Compensation.

     4.3 TYPES OF ACCOUNTS. For record-keeping purposes only, and not as an increase in the overall Account, a Retirement Account (with interest credited at the Retirement Rate) and a Termination Account (with interest credited at the Declared Rate) shall be maintained for each Employee-Participant. The Elective Deferred Compensation and 401(k) Augmentation of an Employee-Participant shall be credited to both the Retirement Account and the Termination Account. A Director-Participant shall have only a Retirement Account which shall be credited with the Director-Participant's Elective Deferred Compensation and interest at the Retirement Rate.

     4.4 401(k) AUGMENTATION CONTRIBUTION. An Employee-Participant's Elective Deferred Compensation reduces "compensation" for purposes of the Participant's 401(k) contributions and the Company's match, which are both made to the 401(k) Plan. The Company will credit to the Participant's Account, during each Deferral Period, the dollar amount of the match to the 401(k) Plan which is foregone by the Participant, as a result of his participation in this Plan ("401(k) Augmentation Contribution"). 401(k) Augmentation Contributions shall be credited to the Participant's Account as of December 31 each year. Any withholding of taxes or other amounts with respect to 401(k) Augmentation Contributions which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation.

     4.5 DETERMINATION OF ACCOUNTS; INTEREST. Each Participant's Retirement Account and Termination Account (as to Employee-Participants) as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited, any 401(k) Augmentation Contributions credited and any interest earned, minus the amount of any distributions made since the immediately preceding Determination Date. Interest earned shall be calculated as of each Determination Date based upon the average daily balance of the Account since the preceding Determination Date and shall be credited to the Participants' Accounts at that time. Interest shall be simple interest monthly and compounded annually as of each December 31.

     4.6 VESTING OF ACCOUNTS. An Employee-Participant shall at all times be completely vested in the amounts credited to his Account and the interest credited thereto either at the Retirement or Declared Rate, but not both, depending upon the event under which the Participant terminates employment with the Company. A Director-Participant shall at all times be completely vested in the amounts credited to his Account.

     4.7 STATEMENT OF ACCOUNTS. The Committee shall submit to each Participant, at least once each calendar year, and at such other times as determined by the Committee, a statement setting forth the balance then credited to each Account maintained for the Participant.

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                                   ARTICLE V

                                 PLAN BENEFITS

     5.1 RETIREMENT BENEFIT. The Company shall pay a Plan Benefit equal to the amount of the Participant's Retirement Account to each Participant who incurs Retirement. If the Participant elects an installment payout, interest at the Retirement Rate in effect on the Valuation Date, shall continue to be credited to and paid on the Account until the Participant's Plan Benefit is fully paid.

     5.2 TERMINATION BENEFIT. The Company shall pay a Plan Benefit equal to the amount of the Employee-Participant's Termination Account to each Employee-Participant who terminates employment with the Company other than on account of Retirement, death, or Change In Control. If the Employee-Participant elects an installment payout, interest at the Declared Rate in effect on the Valuation Date, shall continue to be credited to and paid on the Account until the Participant's Plan Benefit is fully paid.

     5.3 DEATH BENEFIT. Upon the death of a Participant, his Plan Benefit shall be distributed as follows:

          (a) If the Participant dies after commencement of payment of his Retirement or Termination Account, the Participant's remaining Account shall, be paid to his designated Beneficiary, in accordance with the payout method in effect at Participant's death.

          (b) If the Participant dies prior to commencement of payment of his Plan Benefit, the Participant's Retirement Account shall be paid to his designated Beneficiary, in accordance with the method previously elected by the Participant, but commencing on the first Payment Date following the Participant's death.

     5.4 DISABILITY BENEFIT. The Company shall pay to each Employee-Participant who terminates employment with the Company by reason of Disability, his Retirement Account, in accordance with the timing (commencement) and method previously elected by the Participant. Such a Participant may request a hardship distribution under Section 5.6.

     5.5 UNSCHEDULED WITHDRAWALS. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary may elect at any time to receive an immediate lump sum payment of the balance of his Account, reduced by penalty, which shall be forfeited to the Company, equal to ten percent (10%) (or five percent (5%) within two years after a Change in Control) of the balance of such Account(s), in lieu of payments previously elected by the Participant. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision the Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits.

     Whenever a Participant receives a lump sum payment under this Section 5.5, the Participant will be deemed to elect to discontinue all current Deferral Commitments under the Plan effective as of the date of the lump sum payment. The Participant will not be permitted to elect a new Deferral Commitment for a period of one year following receipt of the lump sum payment.

     5.6 HARDSHIP DISTRIBUTIONS. Upon a finding by the Committee that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, at any time, distribute to the Participant an amount of his Account which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant.

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     5.7  COMMENCEMENT AND METHOD OF PLAN BENEFIT.  In accordance with paragraph
5.8, a Participant may elect the commencement and method of payment of his Plan Benefit from among the options provided herein:

          (a) COMMENCEMENT. A Participant's Plan Benefit shall commence or be paid following his Retirement or other termination of employment with the Company, on the first Payment Date elected by the Participant or as otherwise determined by the Plan. A Participant may elect to postpone commencement of his Plan Benefit for up to 10 years following Retirement or other termination of employment, but not beyond the Payment Date next following his 70th birthday.

          (b) DETERMINATION OF ACCOUNT. A Participant's Account, for purposes of distribution of his Plan Benefit, shall be determined as of the Valuation Date. Interest shall be thereafter credited, in the case of an installment payout, as provided herein.

          (c) METHOD OF PAYOUT. A Participant may elect to have the Company commence or pay his Plan Benefit in a lump sum, or in 60 or 120 substantially equal monthly installments.

          (d) NO ELECTION. If a Participant has not made a valid election as to the commencement of payout of his Plan Benefit, the Committee shall commence distribution on the first Payment Date which follows Retirement or
     other termination of employment.   If no valid election is in effect as to
     the method of payout, distribution shall be made in 120 substantially equal monthly installments.

     5.8 ELECTION BY PARTICIPANT. Commencing at the time of initial participation in the Plan, a Participant may provide the Committee with a written designation of his election as to the timing (commencement) and method of payment of his Plan Benefits. A Participant's election under this paragraph
5.8 becomes irrevocable (may be changed only by incurring a penalty) 12 months prior to Retirement (or other termination of employment in the case of an Employee-Participant). Any change made by a Participant within the above 12 months may be dishonored by the Committee and if honored, requires a 10% reduction (forfeiture) of the Plan Benefit applied to the Participant's Account on the applicable Determination Date) otherwise payable to the electing Participant.

     Once payment of a Participant's Plan Benefit commences, the Committee retains discretion to alter the method of payout on the written request of a Participant or Beneficiary, but may refuse a request in its sole discretion. In addition, the Committee may elect, notwithstanding any contrary Participant election, to pay in a lump sum, any Account (or to accelerate payment of the balance thereof) which is less than $5,000 as of any date it otherwise becomes payable in whole or in part.

     5.9 WITHHOLDING; PAYROLL TAXES. The Company shall withhold from payments made hereunder any taxes or other amounts required to be withheld from such payments under federal, state or local law.

                                   ARTICLE VI

                            BENEFICIARY DESIGNATION

     6.1 BENEFICIARY DESIGNATION. Each participant shall have the right, at any time, to designate any person or persons (including trusts and other entities) as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution of his Plan Benefit. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. Any married Participant who designates someone other than his spouse as the sole primary Beneficiary of his Plan Benefit, must obtain written consent of the spouse.

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     6.2  AMENDMENTS.  Any Beneficiary designation may be changed by a
Participant (without spousal consent if required under paragraph 6.1), by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

     6.3 NO BENEFICIARY DESIGNATION. In the absence of an effective Beneficiary designation or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's Plan Benefit, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

     6.4 PAYMENT TO GUARDIAN. If a Plan Benefit is payable to a minor or a person legally declared incompetent, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

     6.5 EFFECT OF PAYMENT. Payment to the proper Beneficiary as determined in this Article VI, shall completely discharge the Company's obligations under this Plan as to the affected Participant's Account.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 COMMITTEE; DUTIES. This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities. These power shall include, but not be limited to, interpretation of the Plan provisions, determination of amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan, the right to require any necessary information from any Participant, and any other activities the Committee deems necessary or helpful.

     7.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee related to the administration, interpretation and application of the Plan and any rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     7.4 INDEMNITY OF COMMITTEE. To the extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except with respect to acts of gross negligence on the part of any Committee member.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE

     8.1 CLAIM. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

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     8.2  DENIAL OF CLAIM.  If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

          (b) A description of any additional material or information required and an explanation of why it is necessary; and

          (c) An explanation of the Plan's claim review procedure.

     8.3 REVIEW OF CLAIM. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

     8.4 FINAL DECISION. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

     9.1 AMENDMENT. The Board may at any time amend the Plan in whole or in part, provided, however that no amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of Amendment. Changes in the rate or computation of interest shall be subject to the following restrictions:

          (a) NOTICE. A change shall not become effective before adoption by the Board and at least 30 days written notice of the amendment to the affected Participant, whichever occurs last.

          (b) CHANGE IN CONTROL. Any change in the definition of Interest after a Change In Control shall apply only to those amounts credited to a Participant's Account after the Change In Control.

     9.2 COMPANY'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

          (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and terminate all ongoing Deferral Commitments. In the event of such a complete termination, the Plan shall cease to operate and the Committee shall payout to each Participant the balance in his Retirement Account in substantially equal monthly installments, including interest at the Retirement Date, amortized over the period listed below based on the Retirement Account balance on the Determination Date immediately preceding the effective date of such complete termination:

          Account Balance                        Payout Period
          -----------------------------          -------------
          Less than $10,000                         2 Years
          $10,000 but less than $50,000             5 Years
          $50,000 or more                          10 Years

     Notwithstanding the foregoing, any properly elected Unscheduled Withdrawal, made prior to the Plan's termination date, shall be paid in accordance with
Section 5.5.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the Provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. In the event of a termination under this
Section 10.1, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant's Account shall be distributed to such participant at such time and in such manner as the Committee, in its sole discretion, determines.

     10.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Company. Such policies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     10.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the Participant's Account, which is expressly declared to be unassignable and non-transferable. No part of a Participant's Account shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

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

     10.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time.

     10.5 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

     10.6 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Washington.

     10.7 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     10.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

                                 COLUMBIA BANKING SYSTEM, INC.

                                 By:  /s/ Evans Q. Whitney
                                     ---------------------------------------
                                     Evans Q. Whitney,
                                     Senior Vice President - Human Resources

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